Exhibit 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on January 4, 2008 (including amendments thereto) with respect to the Common Stock of I-many, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  January 4, 2008

PARCHE, LLC
By: RCG Starboard Advisors, LLC,
its managing member

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
By: RCG Starboard Advisors, LLC,
its investment manager

STARBOARD VALUE AND OPPORTUNITY FUND LLC
By: RGC Starboard Advisors, LLC, its
managing member

PORTSIDE GROWTH AND OPPORTUNITY FUND
By: Ramius Capital Group, L.L.C., its
investment advisor

RCG AMBROSE MASTER FUND, LTD.
By: Ramius Capital Group, L.L.C., its
investment advisor

RCG HALIFAX FUND, LTD.
By: Ramius Capital Group, L.L.C., its
investment advisor

RAMIUS SECURITIES, L.L.C.
By: Ramius Capital Group, LLC its
sole member

RCG STARBOARD ADVISORS, LLC
By: Ramius Capital Group, L.L.C.,
its sole member

RCG ENTERPRISE, LTD
By: Ramius Capital Group, L.L.C.,
its investment manager

RAMIUS CAPITAL GROUP, L.L.C.
By: C4S & Co., L.L.C.,
as managing member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

Jeffrey M. Solomon	/s/ Mark R. Mitchell
JEFFREY M. SOLOMON	MARK R. MITCHELL
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss

/s/ Arthur Rosen
ARTHUR ROSEN